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                                                                    Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                       : Jointly Administered
                                             : Case No. 01-11282 (RJN)

BURLINGTON INDUSTRIES, INC.,                 :
a Delaware corporation, et al.,              : Chapter 11
                                             :
            Debtors.                         :
                                             :
(Burlington Industries, Inc.)                : (Case No. 01-11282 (RJN))
(B.I. Transportation, Inc.)                  : (Case No. 01-11283 (RJN))
(BH/M-II Inc.)                               : (Case No. 01-11284 (RJN))
(BI Properties Inc.)                         : (Case No. 01-11285 (RJN))
(BI Properties I Inc.)                       : (Case No. 01-11286 (RJN))
(BH Mexico Holdings I, Inc.)                 : (Case No. 01-11287 (RJN))
(BH Mexico Holdings II, Inc.)                : (Case No. 01-11288 (RJN))
(BH Mexico Laundry Holding Co.)              : (Case No. 01-11289 (RJN))
(BH Mexico Yarns Holding Co.)                : (Case No. 01-11290 (RJN))
(Burlington Apparel Services Company)        : (Case No. 01-11291 (RJN))
(Burlington Fabrics Inc.)                    : (Case No. 01-11292 (RJN))
(Burlington Fabritex USA, Inc.)              : (Case No. 01-11293 (RJN))
(Burlington Industries I, LLC)               : (Case No. 01-11294 (RJN))
(Burlington Industries II, LLC)              : (Case No. 01-11295 (RJN))
(Burlington Industries III, LLC)             : (Case No. 01-11296 (RJN))
(Burlington Industries IV, LLC)              : (Case No. 01-11297 (RJN))
(Burlington Industries V, LLC)               : (Case No. 01-11298 (RJN))
(Burlington International Services Company)  : (Case No. 01-11299 (RJN))
(Burlington Investment Inc.)                 : (Case No. 01-11300 (RJN))
(Burlington Investment II Inc.)              : (Case No. 01-11301 (RJN))
(Burlington Mills Corporation)               : (Case No. 01-11302 (RJN))
(Burlington Mills, Inc.)                     : (Case No. 01-11303 (RJN))
(Burlington Worldwide Inc.)                  : (Case No. 01-11304 (RJN))
(Burlington Worsteds Inc.)                   : (Case No. 01-11305 (RJN))
(Distributex Inc.)                           : (Case No. 01-11306 (RJN))

                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
             BURLINGTON INDUSTRIES, INC. AND ITS DEBTOR SUBSIDIARIES

   Daniel J. DeFranceschi (DE Bar No. 2732)  David G. Heiman (OH 0038271)
   Rebecca L. Booth (DE Bar No. 4031)        Michelle Morgan Harner (OH 0064833)
   RICHARDS, LAYTON & FINGER, P.A.           Gus Kallergis (OH 0071557)
   One Rodney Square                         JONES DAY
   P.O. Box 551                              North Point
   Wilmington, Delaware 19899                901 Lakeside Avenue
   (302) 651-7700                            Cleveland, Ohio 44114
                                             (216) 586-3939


                 ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

August 1, 2003

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                                TABLE OF CONTENTS

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ARTICLE I.  DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME .....     1

      A.    Defined Terms ......................................................     1

            1.   "2005 7.25% Senior Notes" .....................................     1

            2.   "2027 7.25% Senior Notes" .....................................     1

            3.   "Administrative Claim" ........................................     1

            4.   "Administrative Claims Reserve" ...............................     1

            5.   "Administrative Trade Claim" ..................................     1

            6.   "Allowed Claim" ...............................................     2

            7.   "Allowed . . . Claim" .........................................     2

            8.   "Assumed Contracts" ...........................................     2

            9.   "Assumed Liabilities" .........................................     2

            10.  "Auction" .....................................................     2

            11.  "BII Distribution Trust" ......................................     2

            12.  "BII Distribution Trust Agreement" ............................     2

            13.  "Ballot" ......................................................     2

            14.  "Bankruptcy Code" .............................................     2

            15.  "Bankruptcy Court" ............................................     2

            16.  "Bankruptcy Rules" ............................................     2

            17.  "Bar Date" ....................................................     2

            18.  "Bar Date Order" ..............................................     2

            19.  "Bidding Procedures" ..........................................     3

            20.  "Burlington" ..................................................     3

            21.  "Burlington Fabrics" ..........................................     3

            22.  "Burlington Fabrics Irrevocable Trust" ........................     3

            23.  "Burlington Fabrics Trust Agreement" ..........................     3

            24.  "Burlington Fabrics Trustee" ..................................     3

            25.  "Burlington Investment" .......................................     3

            26.  "Burlington Subsidiary Debtors" ...............................     3

            27.  "Business" ....................................................     3

            28.  "Business Day" ................................................     3

            29.  "Buyer" .......................................................     3

            30.  "Cash Investment Yield" .......................................     3

            31.  "Cash Management Order" .......................................     3

            32.  "Claim" .......................................................     3

            33.  "Claims Objection Bar Date" ...................................     3

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     34.  "Class" ............................................................  3

     35.  "Closing" and "Closing Date" .......................................  4

     36.  "Confirmation" .....................................................  4

     37.  "Confirmation Date" ................................................  4

     38.  "Confirmation Hearing" .............................................  4

     39.  "Confirmation Order" ...............................................  4

     40.  "Creditors' Committee" .............................................  4

     41.  "Cure Amount Claim" ................................................  4

     42.  "Debtors" ..........................................................  4

     43.  "DIP Credit Agreement" .............................................  4

     44.  "DIP Financing Order" ..............................................  4

     45.  "DIP Lenders" ......................................................  4

     46.  "Disbursing Agent" .................................................  4

     47.  "Disclosure Statement" .............................................  4

     48.  "Disputed Administrative Claim" ....................................  4

     49.  "Disputed Claim" ...................................................  5

     50.  "Disputed Insured Claim" and "Disputed Uninsured Claim" ............  5

     51.  "Distribution Record Date" .........................................  5

     52.  "Distribution Trust Assets" ........................................  5

     53.  "Distribution Trust Expenses" ......................................  5

     54.  "Distribution Trust Representative" ................................  5

     55.  "Distributions" ....................................................  5

     56.  "Document Website" .................................................  5

     57.  "Effective Date" ...................................................  5

     58.  "Emergence Bonus" ..................................................  5

     59.  "ERISA" ............................................................  6

     60.  "Escrow Expenses" ..................................................  6

     61.  "Estate" ...........................................................  6

     62.  "Excluded Assets" ..................................................  6

     63.  "Excluded Balance Sheet Assets" ....................................  6

     64.  "Executory Contract and Unexpired Lease" ...........................  6

     65.  "Face Amount" ......................................................  6

     66.  "Fee Auditor" ......................................................  6

     67.  "Fee Claim" ........................................................  6

     68.  "Fee Order" ........................................................  6

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     69.   "File", "Filed" or "Filing" ....................................... 7

     70.   "Final Order" ..................................................... 7

     71.   "Indenture Trustee" ............................................... 7

     72.   "Insured Claim" ................................................... 7

     73.   "Intercompany Claim" .............................................. 7

     74.   "Interest" ........................................................ 7

     75.   "IRS" ............................................................. 7

     76.   "JPMorgan Chase Bank" ............................................. 7

     77.   "KERP" ............................................................ 7

     78.   "KERP Participant" ................................................ 7

     79.   "KERP Payments" ................................................... 7

     80.   "Lees Business" ................................................... 7

     81.   "Liabilities" ..................................................... 7

     82.   "Mohawk" .......................................................... 7

     83.   "New Common Stock" ................................................ 8

     84.   "New Subsidiary Equity Interests" ................................. 8

     85.   "Old Common Stock" ................................................ 8

     86.   "Old Nonvoting Common Stock" ...................................... 8

     87.   "Old Senior Note Claim" ........................................... 8

     88.   "Old Senior Notes" ................................................ 8

     89.   "Old Subsidiary Equity Interests" ................................. 8

     90.   "Ordinary Course Professionals Order" ............................. 8

     91.   "PBGC" ............................................................ 8

     92.   "Parent" .......................................................... 8

     93.   "Pension Plan" .................................................... 8

     94.   "Petition Date" ................................................... 8

     95.   "Plan" ............................................................ 8

     96.   "Plan Supplement" ................................................. 8

     97.   "Prepetition Credit Facility" ..................................... 8

     98.   "Prepetition Indenture" ........................................... 8

     99.   "Prepetition Lenders" ............................................. 9

     100.  "Priority Claim" .................................................. 9

     101.  "Priority Tax Claim" .............................................. 9

     102.  "Professional" .................................................... 9

     103.  "Pro Rata" ........................................................ 9

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              104. "Purchase Price" ..............................................       9

              105. "Purchased Assets" ............................................       9

              106. "Quarterly Distribution Date" .................................       9

              107. "Real Property Executory Contract and Unexpired Lease" ........       9

              108. "Recovery Actions" ............................................       9

              109. "Reinstated" or "Reinstatement" ...............................       9

              110. "Released Parties" ............................................      10

              111. "Remaining Proceeds" ..........................................      10

              112. "Reorganization Case" .........................................      10

              113. "Reorganized . . ." ...........................................      10

              114. "Reorganized Purchased Debtors" ...............................      10

              115. "Restructuring Transactions" ..................................      10

              116. "Sale Proceeds" ...............................................      10

              117. "Schedules" ...................................................      10

              118. "Secondary Liability Claim" ...................................      10

              119. "Secured Claim" ...............................................      10

              120. "Stipulation of Amount and Nature of Claim" ...................      11

              121. "Sub" .........................................................      11

              122. "Tax" .........................................................      11

              123. "Third Party Disbursing Agent" ................................      11

              124. "Tort Claim" ..................................................      11

              125. "Trade Claim" .................................................      11

              126. "Uninsured Claim" .............................................      11

              127. "Unsecured Claim" .............................................      11

              128. "Unsecured Claims Reserve" ....................................      11

              129. "Voting Deadline" .............................................      11

              130. "WLR Purchase Agreement" ......................................      11

              131. "Working Capital Amount Due" ..................................      11

      B.      Rules of Interpretation and Computation of Time ....................      11

              1.   Rules of Interpretation .......................................      11

              2.   Computation of Time ...........................................      12

ARTICLE II.   CLASSES OF CLAIMS AND INTERESTS ....................................      12

      A.      Unimpaired Classes of Claims .......................................      12

              1.   Class 1 (Unsecured Priority Claims) ...........................      12

              2.   Class 2 (Other Secured Claims) ................................      12

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      B.       Impaired Classes of Claims and Interests ........................................    12

               1.    Class 3 (Prepetition Bank Claims) .........................................    12

               2.    Class 4 (General Unsecured Claims) ........................................    12

               3.    Class 5 (Convenience Claims) ..............................................    12

               4.    Class 6 (Penalty Claims) ..................................................    13

               5.    Class 7 (Intercompany Claims) .............................................    13

               6.    Class 8 (Equity Interests) ................................................    13

ARTICLE III.   TREATMENT OF CLAIMS AND INTERESTS ...............................................    13

      A.       Unclassified Claims .............................................................    13

               1.    Payment of Administrative Claims ..........................................    13

                     a.   Administrative Claims in General .....................................    13

                     b.   Statutory Fees .......................................................    13

                     c.   Liabilities to Be Assumed by the Buyer or
                          Reorganized Purchased Debtors ........................................    13

                     d.   Claims Under the DIP Credit Agreement ................................    14

                     e.   Bar Dates for Administrative Claims ..................................    14

                          i.    General Bar Date Provisions ....................................    14

                          ii.   Bar Dates for Certain Administrative Claims ....................    14

                                A.   Professional Compensation .................................    14

                                B.   Liabilities to Be Assumed by the Buyer or
                                     Reorganized Purchased Debtors .............................    14

                                C.   Claims Under the DIP Credit Agreement .....................    15

               2.    Payment of Priority Tax Claims ............................................    15

                     a.   Priority Tax Claims ..................................................    15

                     b.   Other Provisions Concerning Treatment of Priority Tax Claims .........    15

         B.    Unimpaired Classes of Claims ....................................................    15

               1.    Class 1 Claims (Unsecured Priority Claims) ................................    15

               2.    Class 2 Claims (Other Secured Claims) .....................................    15

         C.    Impaired Classes of Claims and Interests ........................................    15

               1.    Class 3 Claims (Prepetition Bank Claims) ..................................    15

               2.    Class 4 Claims (General Unsecured Claims) .................................    16

               3.    Class 5 Claims (Convenience Claims) .......................................    16

               4.    Class 6 Claims (Penalty Claims) ...........................................    16

               5.    Class 7 Claims (Intercompany Claims) ......................................    16

               6.    Class 8 Claims (Equity Interests) .........................................    16

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     D.   Special Provisions Regarding the Treatment of Allowed Secondary
          Liability Claims ..................................................................  16

     E.   Special Provisions Regarding Allowance and Payment of KERP Payments
          and Emergence Bonus ...............................................................  16

     F.   Disallowance of Claims of Parties Holding Property Recoverable
          Pursuant to a Recovery Action .....................................................  16

ARTICLE IV.   MEANS FOR IMPLEMENTATION OF THE PLAN ..........................................  17

     A.   Continued Corporate Existence and Vesting of Assets ...............................  17

     B.   Restructuring Transactions ........................................................  17

          1.   Restructuring Transactions Generally .........................................  17

          2.   Forms of Restructuring Transactions ..........................................  18

          3.   Implementation of WLR Purchase Agreement .....................................  18

          4.   Issuance of New Common Stock .................................................  18

          5.   Issuance of New Subsidiary Equity Interests ..................................  18

          6.   BII Distribution Trust .......................................................  19

               a.   BII Distribution Trust ..................................................  19

               b.   Distribution Trust Representative .......................................  19

               c.   Fees and Expenses of the BII Distribution Trust .........................  19

               d.   Reports to be Filed by the BII Distribution Trust .......................  19

               e.   Expenses for Professionals of the BII Distribution Trust ................  20

               f.   Indemnification .........................................................  20

               g.   Tax Treatment ...........................................................  20

          7.   Transfer of Assets from the Burlington Fabrics Irrevocable Trust .............  20

     C.   Corporate Governance, Directors and Officers, Employment-Related
          Agreements and Compensation Programs ..............................................  21

          1.   Certificates of Incorporation and By-Laws of Reorganized Debtors .............  21

          2.   Directors and Officers of Reorganized Debtors ................................  21

          3.   New Employment, Retirement, Indemnification and Other Related
               Agreements and Incentive Compensation Programs ...............................  22

          4.   Corporate Action .............................................................  22

     D.   Preservation of Recovery Actions; Settlement of Claims and Releases ...............  22

          1.   Preservation of Recovery Actions .............................................  22

          2.   Comprehensive Settlement of Claims and Controversies .........................  22

          3.   Releases .....................................................................  23

               a.   General Releases of Debtors and Reorganized Debtors .....................  23

               b.   General Releases by Debtors and Reorganized Debtors .....................  23

               c.   General Releases by Holders of Claims or Interests ......................  23

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               d.   Injunction Related to Releases .....................................  23

     E.   Continuation or Termination of Certain Employee Benefits .....................  23

          1.   Employee Benefits .......................................................  23

     F.   Cancellation and Surrender of Instruments, Securities and Other
          Documentation ................................................................  24

     G.   Release of Liens .............................................................  24

     H.   Effectuating Documents; Further Transactions; Exemption from Certain
          Transfer Taxes ...............................................................  24

ARTICLE V.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .....................  25

     A.   Executory Contracts and Unexpired Leases to Be Assumed or Assumed and
          Assigned .....................................................................  25

          1.   Assumption and Assignment Generally .....................................  25

          2.   Assumptions and Assignments of Real Property Executory Contracts
               and Unexpired Leases ....................................................  25

          3.   Assignments Related to the Restructuring Transactions ...................  25

          4.   Approval of Assumptions and Assignments .................................  25

     B.   Payments Related to the Assumption of Executory Contracts and
          Unexpired Leases .............................................................  26

     C.   Executory Contracts and Unexpired Leases to Be Rejected ......................  26

     D.   Bar Date for Rejection Damages ...............................................  26

     E.   Special Executory Contract and Unexpired Lease Issues ........................  27

          1.   Obligations to Indemnify Directors, Officers and Employees ..............  27

          2.   Reinstatement of Allowed Secondary Liability Claims Arising from or Related to Executory Contracts or Unexpired Leases Assumed by
               the Debtors .............................................................  27

     F.   Cotracts and Leases Entered Into After the Petition Date .....................  27

ARTICLE VI.  PROVISIONS GOVERNING DISTRIBUTIONS ........................................  27

     A.   Distributions for Claims Allowed as of the Effective Date ....................  27

     B.   Method of Distributions to Holders of Claims Assumed by the Buyer or
          Reorganized Purchased Debtors ................................................  28

     C.   Method of Distributions to Holders of Other Claims ...........................  28

     D.   Compensation and Reimbursement for Services Related to Distributions .........  28

     E.   Provisions Governing the Claims Reserves .....................................  28

          1.   Funding of Claims Reserves ..............................................  28

               a.   Unsecured Claims Reserve ...........................................  28

               b.   Administrative Claims Reserve ......................................  28

          2.   Property Held in Unsecured Claims Reserve ...............................  29

               a.   Investment .........................................................  29

               b.   Recourse ...........................................................  29

     F.   Establishment of Other Claims Reserves .......................................  29

     G.   Delivery of Distributions and Undeliverable or Unclaimed Distributions .......  29

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              1.  Delivery of Distributions ...................................................   29

                  a.  Generally ...............................................................   29

                  b.  Special Provisions for Distributions to Holders of Old Senior Note
                      Claims ..................................................................   29

              2.  Undeliverable Distributions Held by Disbursing Agents .......................   29

                  a.  Holding and Investment of Undeliverable Distributions ...................   29

                  b.  After Distributions Become Deliverable ..................................   30

                  c.  Failure to Claim Undeliverable Distributions ............................   30

         H.   Distribution Record Date ........................................................   30

         I.   Means of Cash Payments ..........................................................   30

         J.   Timing and Calculation of Amounts to Be Distributed .............................   31

              1.  Allowed Claims ..............................................................   31

              2.  De Minimis Distributions ....................................................   31

              3.  Compliance with Tax Requirements ............................................   31

         K.   Surrender of Cancelled Instruments or Securities ................................   32

              1.  Tender of Old Senior Notes ..................................................   32

              2.  Lost, Stolen, Mutilated or Destroyed Old Senior Notes .......................   32

              3.  Failure to Surrender Old Senior Notes .......................................   32

ARTICLE VII.  PROCEDURES FOR RESOLVING DISPUTED CLAIMS ........................................   32

         A.   Prosecution of Objections to Claims .............................................   32

              1.  Objections to Claims ........................................................   32

              2.  Authority to Prosecute Objections ...........................................   33

         B.   Treatment of Disputed Claims ....................................................   33

         C.   Distributions on Account of Disputed Claims Once They Are Allowed ...............   33

ARTICLE VIII. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS ........................................   33

         A.   Substantive Consolidation .......................................................   33

         B.   Order Granting Substantive Consolidation ........................................   34

ARTICLE IX.  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN ................   34

         A.   Conditions to Confirmation ......................................................   34

         B.   Conditions to the Effective Date ................................................   34

         C.   Waiver of Conditions to the Confirmation or Effective Date ......................   35

         D.   Effect of Nonoccurrence of Conditions to the Effective Date .....................   35

ARTICLE X.    CRAMDOWN ........................................................................   35

ARTICLE XI.   DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS .....................   35

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         A.   Discharge of Claims and Termination of Interests ................................   35

         B.   Injunctions .....................................................................   36

         C.   Termination of Subordination Rights and Settlement of Related Claims
              and Controversies ...............................................................   36

ARTICLE XII.  RETENTION OF JURISDICTION .......................................................   37

ARTICLE XIII. MISCELLANEOUS PROVISIONS ........................................................   38

         A.   Dissolution of the Creditors' Committee .........................................   38

         B.   Limitation of Liability .........................................................   38

         C.   Modification of the Plan and Exhibits ...........................................   39

         D.   Term of Injunctions or Stays ....................................................   39

         E.   Revocation of the Plan ..........................................................   39

         F.   Severability of Plan Provisions .................................................   39

         G.   Successors and Assigns ..........................................................   39

         H.   The Plan Supplement .............................................................   39

         I.   Relationship Among Plan, Disclosure Statement and Certain Other Documents .......   40

         J.   Service of Certain Plan Exhibits, Disclosure Statement Exhibits and Plan
              Supplement ......................................................................   40

         K.   Service of Documents ............................................................   40

              1.  Debtors and Reorganized Debtors .............................................   40

              2.  Creditors' Committee ........................................................   41

              3.  DIP Lenders .................................................................   41

              4.  Prepetition Lenders .........................................................   41

              5.  Buyer .......................................................................   42

              6.  United States Trustee .......................................................   42

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

                              TABLE OF EXHIBITS/1/

Exhibit I.A.130     WLR Purchase Agreement

Exhibit III.E       Schedule of Emergence Bonus Formula

Exhibit IV.C.3(a) Nonexclusive Schedule of Employee Plans and Agreements to Remain in or Take Effect as of the Effective Date.

Exhibit IV.C.3(b) Schedule of Employee Plans and Agreements to Be Terminated and Rejected as of the Effective Date

Exhibit V.A.1 Schedule of Executory Contracts and Unexpired Leases to Be Assumed or Assumed and Assigned

Exhibit V.C Nonexclusive Schedule of Executory Contracts and Unexpired Leases to Be Rejected

______________
/1/ Except as otherwise indicated, all Exhibits will be Filed and made available for review on the Document Website no later than ten days before the Voting Deadline. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed. The Debtors will File all modified, amended, supplemented or restated Exhibits as promptly as possible and will make such Exhibits available for review on the Document Website.

                                  INTRODUCTION

          Burlington Industries, Inc. ("Burlington") and the other above-captioned debtors and debtors in possession (collectively, the "Debtors") propose the following first amended joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. (S) 1129. Reference is made to the Debtors' first amended disclosure statement, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.   Defined Terms

          As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "2005 7.25% Senior Notes" means the 7.25% unsecured senior notes for $150.0 million aggregate principal amount sold by Burlington in September 1995 and due September 15, 2005, with interest payable semiannually beginning March 15, 1996 and controlled by the Prepetition Indenture.

     2. "2027 7.25% Senior Notes" means the 7.25% unsecured senior notes for $150.0 million aggregate principal amount sold by Burlington in August 1997 and due August 1, 2027, with interest payable semiannually beginning February 1, 1998 and controlled by the Prepetition Indenture.

     3. "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Credit Agreement and the DIP Financing Order; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. (S)(S) 1911-1930; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; (e) all Intercompany Claims accorded administrative expense priority pursuant to section 503(b)(1) of the Bankruptcy Code and the Cash Management Order; and (f) all Emergence Bonuses and KERP Payments.

     4. "Administrative Claims Reserve" means the reserve established pursuant to Section VI.E.1 for Disputed Administrative Claims (other than those to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, pursuant to Sections III.A.1.c and III.A.1.d), which reserve will be maintained in trust for holders of Allowed Administrative Claims (other than those to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, pursuant to Sections III.A.1.c and III.A.1.d).

     5. "Administrative Trade Claim" means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

     6.   "Allowed Claim" means:

          a. a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

          b. a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

          c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Debtor, Reorganized Debtor or the Distribution Trust Representative and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

     7. "Allowed . . . Claim" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

     8. "Assumed Contracts" has the meaning given to it in the WLR Purchase Agreement.

     9. "Assumed Liabilities" has the meaning given to it in the WLR Purchase Agreement.

     10. "Auction" means the auction that took place on July 28, 2003, as contemplated by the Bidding Procedures, at which the Buyer was selected as the highest and best bidder at the conclusion.

     11.  "BII Distribution Trust" means the trust established pursuant to
Section IV.B.6 to hold the Distribution Trust Assets and make Distributions to holders of certain Allowed Claims.

     12. "BII Distribution Trust Agreement" means the trust agreement, to be dated prior to the Effective Date, between the Debtors, the Creditors' Committee and the Distribution Trust Representative, governing the BII Distribution Trust, which shall be in the form contained in the Plan Supplement and acceptable to the Debtors, the Creditors' Committee and the Distribution Trust Representative.

     13. "Ballot" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan.

     14.  "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C.
(S)(S) 101-1330, as now in effect or hereafter amended with retroactive applicability to these chapter 11 cases.

     15. "Bankruptcy Court" means the United States District Court having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C. (S) 157, the bankruptcy unit of such District Court.

     16. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended with retroactive applicability to these chapter 11 cases.

     17. "Bar Date" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

     18. "Bar Date Order" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Reorganization Cases, as the same may be amended, modified or supplemented.

     19. "Bidding Procedures" means the bidding procedures and requirements governing the Auction approved by an order of the Bankruptcy Court entered on March 5, 2003 and later amended by consent order on April 4, 2003.

     20. "Burlington" means Burlington Industries, Inc., a Delaware corporation, one of the Debtors and the direct or indirect parent corporation of each of the Burlington Subsidiary Debtors.

     21. "Burlington Fabrics" means Burlington Fabrics, Inc., a Delaware corporation and one of the Debtors.

     22. "Burlington Fabrics Irrevocable Trust" means the irrevocable trust created for the benefit of Burlington Fabrics' creditors pursuant to the Bankruptcy Court's Order (A) Authorizing an Intercompany Transaction Involving the Sale of Substantially All of the Assets of Burlington Fabrics, Inc. and (B) Granting Certain Related Relief, dated August 29, 2002.

     23. "Burlington Fabrics Trust Agreement" means the Trust Agreement, dated as of September 25, 2002, between Burlington Fabrics and the Burlington Fabrics Trustee, governing the Burlington Fabrics Irrevocable Trust.

     24. "Burlington Fabrics Trustee" means U.S. Bank National Association (or any successor trustee), in its capacity as the trustee of the Burlington Fabrics Irrevocable Trust.

     25. "Burlington Investment" means Burlington Investment Inc., a Delaware corporation and one of the Debtors.

     26. "Burlington Subsidiary Debtors" means, individually or collectively, a Debtor or Debtors other than Burlington.

     27.  "Business" has the meaning given to it in the WLR Purchase Agreement.

     28. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     29. "Buyer" means, individually and collectively, as applicable, Parent, Sub and Mohawk or any designee, assign or purchaser in conjunction with a concurrent or subsequent sale of the Lees Business.

     30. "Cash Investment Yield" means the net yield earned by the applicable Disbursing Agent from the investment of cash held pending Distribution pursuant to the Plan, which investment will be in a manner consistent with the BII Distribution Trust's investment and deposit guidelines.

     31. "Cash Management Order" means the Order: (A) Approving Cash Management System, Certain Intercompany Transactions with Nondebtor Affiliates and Use of Existing Bank Accounts and Business Forms; (B) Granting Interim and Final Approval of Investment and Deposit Guidelines; and (C) According Administrative Expense Status to All Postpetition Intercompany Claims, entered by the Bankruptcy Court on or about November 15, 2001.

     32. "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

     33. "Claims Objection Bar Date" means, for all Claims, other than those Claims allowed in accordance with Section I.A.6.c, the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

     34.  "Class" means a class of Claims or Interests, as described in Article
II.

     35.  "Closing" and "Closing Date" have the meanings ascribed to them in
Section 1.03(a) of the WLR Purchase Agreement.

     36. "Confirmation" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

     37. "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     38. "Confirmation Hearing" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

     39. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     40. "Creditors' Committee" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

     41. "Cure Amount Claim" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

     42. "Debtors" means, collectively, the debtors and debtors in possession identified on the cover page to this Plan.

     43. "DIP Credit Agreement" means, collectively: (a) the Revolving Credit and Guaranty Agreement, dated as of November 15, 2001, as it may be subsequently amended and modified, among the Debtors (as borrowers or guarantors), those entities identified therein as "Lenders" and their respective successors and assigns and JPMorgan Chase Bank (as agent bank); (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

     44.  "DIP Financing Order" means the Final Order (I) Authorizing Debtor to
(A) Obtain Post-Petition Financing Pursuant to 11 U.S.C. (S)(S) 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1), (B) Utilize Cash Collateral
Pursuant to 11 U.S.C. (S) 363 and (C) Repurchase Receivables Pursuant to 11 U.S.C. (S)(S) 105 and 363, and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. (S)(S) 361, 362 and 363 entered by the Bankruptcy Court on December 12, 2001.

     45. "DIP Lenders" means, collectively, (a) those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns and (b) JPMorgan Chase Bank (as agent bank).

     46. "Disbursing Agent" means the BII Distribution Trust, in its capacity as a disbursing agent pursuant to Section VI.C, the Distribution Trust Representative, any Third Party Disbursing Agent and Buyer or Reorganized Purchased Debtors, as applicable, with respect to those Administrative Claims identified in Sections III.A.1.c.

     47. "Disclosure Statement" means the first amended disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

     48. "Disputed Administrative Claim" means an Administrative Claim (other than those to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, pursuant to Sections III.A.1.c and III.A.1.d) that is also a Disputed Claim.

     49.  "Disputed Claim" means:

          a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, Reorganized Debtor, Distribution Trust Representative or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

          b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated;
     (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor, Distribution Trust Representative or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

     50. "Disputed Insured Claim" and "Disputed Uninsured Claim" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

     51.  "Distribution Record Date" means the Confirmation Date.

     52. "Distribution Trust Assets" means, collectively: (a) Excluded Assets, Excluded Balance Sheet Assets, Sale Proceeds, Recovery Actions, Working Capital Amount Due (if and when due to the BII Distribution Trust) and any other cash, assets or property that are to be held for and distributed to holders of Allowed Claims under the Plan (other than those Administrative Claims to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, in accordance with Sections III.A.1.c and III.A.1.d); (b) the proceeds of the foregoing; and (c) the funds in the Burlington Fabrics Irrevocable Trust.

     53. "Distribution Trust Expenses" means any and all reasonable fees, costs and expenses incurred by the BII Distribution Trust or the Distribution Trust Representative (or any Disbursing Agent or professional engaged by the Distribution Trust Representative) in connection with their respective duties under the Plan and the BII Distribution Trust Agreement, including, without limitation, any administrative fees, attorneys' fees and expenses, insurance fees, taxes, Escrow Expenses and fees payable under 28 U.S.C. (S) 1930.

     54. "Distribution Trust Representative" means the trustee appointed by the Creditors' Committee pursuant to Section IV.B.6.b and identified in the BII Distribution Trust Agreement (or any successor trustee), in its capacity as the trustee of the BII Distribution Trust.

     55. "Distributions" means the distributions of cash to be made in accordance with Article VI.

     56. "Document Website" means the Internet site address www.burlington.com at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public.

     57. "Effective Date" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section IX.B have been met or waived pursuant to Section IX.C.

     58. "Emergence Bonus" means the cash payment to be made to KERP Participants in accordance with Exhibit III.E on the earlier of: (a) 90 days after the Effective Date or (b) termination of the particular KERP Participant's employment.

     59. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     60. "Escrow Expenses" means those expenses for which the BII Distribution Trust is responsible under that certain escrow agreement, to be dated on or about the Effective Date, among the Parent, BII Distribution Trust and Escrow Agent (as such term is defined in the WLR Purchase Agreement).

     61. "Estate" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

     62. "Excluded Assets" means those assets, properties, causes of action and similar rights or interests designated as an "Excluded Asset" in the WLR Purchase Agreement or otherwise left by the terms of the WLR Purchase Agreement with the Estates on the Effective Date.

     63. "Excluded Balance Sheet Assets" has the meaning given to it in the WLR Purchase Agreement.

     64. "Executory Contract and Unexpired Lease" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     65.  "Face Amount" means:

          a. when used with reference to a Disputed Insured Claim, either (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date, or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount;
     (ii) if no proof of Claim is Filed by the Bar Date or otherwise deemed timely filed under applicable law, that portion, if any, of such Claim listed on the Debtors' Schedules as undisputed, noncontingent and liquidated; or (iii) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs), if such amount is less than the amount specified in (i) or (ii) above or the proof of Claim specifies an unliquidated amount; and

          b.   when used with reference to a Disputed Uninsured Claim, either
     (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; or (ii) the amount of the Claim acknowledged by the applicable Debtor, Reorganized Debtor or Distribution Trust Representative in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, proposed by the Debtors or established by the Reorganized Debtors or the Distribution Trust Representative following the Effective Date, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law or if the proof of Claim specifies an unliquidated amount.

     66. "Fee Auditor" means Warren H. Smith & Associates, in its capacity as fee auditor, pursuant to the Order Appointing Fee Auditor and Establishing Related Procedures Concerning the Allowance and Payment of Compensation and Reimbursement of Expenses of Professionals and Members of Official Committees and Consideration of Fee Applications, entered by the Bankruptcy Court on March 21, 2002.

     67. "Fee Claim" means a Claim under sections 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

     68. "Fee Order" means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on December 7, 2001, as modified by the Order Appointing Fee Auditor and Establishing Related Procedures Concerning the Allowance and Payment of Compensation and Reimbursement of Expenses of Professionals and Members of Official Committees and Consideration of Fee Applications, entered by the Bankruptcy Court on March 21, 2002.

     69. "File", "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

     70. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

     71. "Indenture Trustee" means the Bank of New York (as successor trustee to Wachovia Bank of North Carolina, N.A.), as indenture trustee under the Prepetition Indenture, or any successor thereto.

     72. "Insured Claim" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Petition Date that is covered under an insurance policy, other than a workers' compensation insurance policy, applicable to the Debtors or their businesses.

     73.  "Intercompany Claim" means any Claim by a Debtor against another
Debtor.

     74. "Interest" means the rights of the holder of the Old Common Stock, Old Nonvoting Stock or Old Subsidiary Equity Interest of any Debtor and the rights of any entity to purchase or demand the issuance of any of the Old Common Stock, Old Nonvoting Stock or Old Subsidiary Equity Interest of any Debtor, including:
(a) redemption, conversion, exchange, voting, participation and dividend rights;
(b) liquidation preferences; and (c) stock options and warrants.

     75.  "IRS" means the Internal Revenue Service of the United States of
America.

     76. "JPMorgan Chase Bank" means JPMorgan Chase Bank, as administrative agent for the Prepetition Lenders or DIP Lenders, as applicable.

     77. "KERP" means the Debtors' key employee retention and severance program, and all agreements and plans related thereto, approved by orders of the Bankruptcy Court dated January 17, 2002, January 28, 2002 and February 27, 2002 and supplemented by order of the Bankruptcy Court dated March 31, 2003.

     78. "KERP Participant" means an employee of the Debtors who, as of the Effective Date, is a participant in the KERP.

     79. "KERP Payments" means any and all payments due and owing or to be paid to KERP Participants under the KERP. KERP Payments do not include the Emergence Bonus.

     80. "Lees Business" has the meaning given to it in the WLR Purchase Agreement.

     81. "Liabilities" all claims, obligations, suits, judgments, damages, demands, debts, rights, Recovery Actions, causes of action and liabilities (other than the right to enforce the Debtors', Reorganized Debtors', BII Distribution Trust's or Buyer's obligations under or claims for fraud relating to or for willful or material breach of the Plan and the WLR Purchase Agreement and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction, agreement, employment, exposure or other occurrence taking place on or prior to the Effective Date.

     82.  "Mohawk" means Mohawk Industries, Inc., a Delaware corporation.

     83. "New Common Stock" means the shares of common stock, par value $0.01 per share, of Reorganized Burlington, authorized pursuant to the amended certificate of incorporation of Reorganized Burlington in connection with the Plan.

     84. "New Subsidiary Equity Interests" means the common stock, membership interests, partnership interests or other equity interests of a Reorganized Debtor (other than Reorganized Burlington), authorized pursuant to the Reorganized Debtor's amended certificate of incorporation or similar constituent document in connection with the Plan.

     85. "Old Common Stock" means the common stock issued by Burlington and outstanding immediately prior to the Effective Date.

     86. "Old Nonvoting Common Stock" means the nonvoting common stock issued by Burlington and outstanding immediately prior to the Effective Date.

     87. "Old Senior Note Claim" means a Claim under or evidenced by the 2005 7.25% Senior Notes, 2027 7.25% Senior Notes or the Prepetition Indenture.

     88. "Old Senior Notes" means, collectively, the 2005 7.25% Senior Notes and the 2027 7.25% Senior Notes.

     89. "Old Subsidiary Equity Interests" means the common stock, membership interests, partnership interests or other equity interests issued by a Debtor (other than Burlington) and outstanding immediately prior to the Effective Date.

     90. "Ordinary Course Professionals Order" means the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Certain Professionals in the Ordinary Course of the Debtors' Businesses, entered by the Bankruptcy Court on or about December 12, 2001, as extended by the Order Extending Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Certain Professionals in the Ordinary Course of Their Businesses, entered by the Bankruptcy Court on December 4, 2002.

     91.  "PBGC" means the Pension Benefit Guaranty Corporation.

     92. "Parent" means, WLR Recovery Fund II L.P., a [_________] limited partnership.

     93.  "Pension Plan" has the meaning given to it in the WLR Purchase
Agreement.

     94.  "Petition Date" means November 15, 2001.

     95. "Plan" means this first amended joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

     96. "Plan Supplement" means the form of documents specified in Section XIII.H.

     97. "Prepetition Credit Facility" means the Credit Agreement, dated as of September 30, 1988, as amended and restated as of December 5, 2000, by and among Burlington, as borrower, the lenders party thereto, JPMorgan Chase Bank, as administrative agent for the Prepetition Lenders, and Chase Manhattan Bank USA, N.A., as fronting bank, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     98. "Prepetition Indenture" means the Indenture, dated as of September 1, 1995, between Burlington and the Indenture Trustee, governing the 2005 7.25% Senior Notes and the 2027 7.25% Senior Notes, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     99. "Prepetition Lenders" means, collectively, (a) the lenders party to the Prepetition Credit Facility and (b) JPMorgan Chase Bank (as agent bank).

     100. "Priority Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

     101. "Priority Tax Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     102. "Professional" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     103. "Pro Rata" means, when used with reference to a Distribution of property pursuant to Article III, proportionately so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

     104. "Purchase Price" has the meaning given to it in the WLR Purchase Agreement.

     105. "Purchased Assets" has the meaning given to it in the WLR Purchase Agreement.

     106. "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     107. "Real Property Executory Contract and Unexpired Lease" means, collectively, an Executory Contract or Unexpired Lease relating to a Debtor's interest in real property and any Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

     108. "Recovery Actions" means, collectively and individually, preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other similar state law claims and causes of action.

     109. "Reinstated" or "Reinstatement" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

          a. The legal, equitable and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

          b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

               i. any such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

               ii. the maturity of such Claim or Interest as such maturity existed before such default will be reinstated;

               iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

               iv. the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

     110. "Released Parties" means, collectively, any Debtor, any Reorganized Debtor, any Estate, the Buyer, the BII Distribution Trust, the Distribution Trust Representative, any member of the Creditors' Committee, any Prepetition Lender or any DIP Lender and each of their respective present or former directors, officers, employees, partners, members, shareholders, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity.

     111. "Remaining Proceeds" means the aggregate proceeds of the Distribution Trust Assets, less amounts paid or reserved by the BII Distribution Trust or Distribution Trust Representative on account of Administrative Claims, Class 1 Claims, Class 2 Claims, Class 3 Claims, Class 5 Claims and the Distribution Trust Expenses.

     112. "Reorganization Case" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court; and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

     113. "Reorganized . . ." means, when used in reference to a particular Debtor or Debtors, such Debtor(s) on and after the Effective Date. The term Reorganized Debtors includes the Reorganized Purchased Debtors.

     114. "Reorganized Purchased Debtors" means those Reorganized Debtors whose New Common Stock or New Subsidiary Equity Interests are issued to the Buyer.

     115. "Restructuring Transactions" means, collectively, those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that the Debtors, Reorganized Debtors or Buyer determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors.

     116. "Sale Proceeds" means the cash to be paid by the Buyer to the BII Distribution Trust under the terms of the WLR Purchase Agreement.

     117. "Schedules" means the schedules of assets and Liabilities and the statements of financial affairs Filed by the Debtors on or about February 13, 2002, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

     118. "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent Liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; or (e) any other joint or several liability that any Debtor may have in respect of any contractual obligation that is the basis of a Claim.

     119. "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

     120. "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the applicable Debtor, Reorganized Debtor or Distribution Trust Representative and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

     121. "Sub" means, [______________], a [_________] [corporation].

     122. "Tax" means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

     123. "Third Party Disbursing Agent" means an entity designated by the Plan or the Distribution Trust Representative to act as a Disbursing Agent pursuant to Section VI.C.

     124. "Tort Claim" means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

     125. "Trade Claim" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date, including any Claim of an employee that is not a Priority Claim.

     126. "Uninsured Claim" means any Claim that is not an Insured Claim.

     127. "Unsecured Claim" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Secured Claim or Intercompany Claim.

     128. "Unsecured Claims Reserve" means the reserve established pursuant to
Section VI.E.1 for Claims in Class 4, which reserve will be maintained in trust for holders of Allowed Claims in Class 4.

     129. "Voting Deadline" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

     130. "WLR Purchase Agreement" means the Acquisition Agreement, dated as of July 25, 2003 and amended as of July 29, 2003, as the same may be amended, by and between Burlington (as seller) and the Buyer (as purchaser), attached hereto as Exhibit I.A.130 (including all annexes, exhibits, and schedules thereto). The WLR Purchase Agreement is incorporated into the Plan and made a part of it as set forth in Section IV.B.3.

     131. "Working Capital Amount Due" means the cash, if any, due to the BII Distribution Trust following the adjustment of the Purchase Price pursuant to
Section 1.05 of the WLR Purchase Agreement.

B.   Rules of Interpretation and Computation of Time

     1.   Rules of Interpretation

          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

     2.   Computation of Time

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS

          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.   Unimpaired Classes of Claims

     1. Class 1 (Unsecured Priority Claims): Unsecured Claims against any Debtor that are entitled to priority under section 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code.

     2. Class 2 (Other Secured Claims): Secured Claims against any Debtor that are not classified in Class 3.

B.   Impaired Classes of Claims and Interests

     1. Class 3 (Prepetition Bank Claims): Secured Claims consisting of principal and interest at the non-default rate arising under the Debtors' Prepetition Credit Facility. This Class is being deemed impaired because holders of Class 3 Claims have asserted a right to interest at the default rate under the Debtors' Prepetition Credit Facility.

     2. Class 4 (General Unsecured Claims): Unsecured Claims against any Debtor that are not otherwise classified under the Plan.

     3. Class 5 (Convenience Claims): Unsecured Claims against any Debtor that otherwise would be classified in Class 4, but with respect to each such claim either (a) the claim is equal to or less than $1,500 or (b) the claim is reduced to $1,500 pursuant to an election by such holder made on the ballot provided for voting on the Plan by the Voting Deadline. For purposes of treatment under Class 5, multiple Claims of a holder against a particular Debtor arising in a series of similar or related transactions between such Debtor and the original holder of such claims will be treated as a single Claim and no splitting of Claims will be recognized for purposes of this Distribution.

     4. Class 6 (Penalty Claims): Unsecured Claims against the Debtors for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such Claims are not compensation for the Claim holder's actual pecuniary loss.

     5. Class 7 (Intercompany Claims): Claims of a Debtor against another Debtor that are not Administrative Claims.

     6. Class 8 (Equity Interests): Interests on account of the Old Common Stock, the Old Nonvoting Common Stock and the Old Subsidiary Equity Interests.

                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.   Unclassified Claims

     1.   Payment of Administrative Claims

          a.   Administrative Claims in General

          Except as specified in this Section III.A.1, and subject to the bar date provisions herein, unless otherwise agreed to by the holder of an Administrative Claim and the Distribution Trust Representative, each holder of an Allowed Administrative Claim will receive in full satisfaction of its Administrative Claim cash from the BII Distribution Trust equal to the Allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the Distribution Trust Representative and the holder of the Administrative Claim; provided, however, that the Assumed Liabilities, including those Administrative Claims identified in Sections III.A.1.c and III.A.1.d, shall be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, and satisfied as set forth in Sections III.A.1.c and III.A.1.d. The BII Distribution Trust shall have no liability of any kind on account of the Assumed Liabilities.

          b.   Statutory Fees

          On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. (S) 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in cash equal to the amount of such Administrative Claims by the Debtors or the BII Distribution Trust, as applicable. After the Effective Date, all fees payable pursuant to 28 U.S.C. (S) 1930 will be paid by the BII Distribution Trust, in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

          c. Liabilities to Be Assumed by the Buyer or Reorganized Purchased Debtors

          The Assumed Liabilities, including Administrative Trade Claims and Administrative Claims arising from Assumed Contracts (including those contracts and leases of the kind described in Sections V.A and V.F), shall be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, and satisfied in full pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims or as otherwise stated in the Plan or agreed upon by the holders of such Claims and the Buyer or Reorganized Purchased Debtors, as applicable, without any further action by the holders of such Administrative Claims. Notwithstanding the foregoing, after the Effective Date, the Reorganized Purchased Debtors or Buyer may File, settle, compromise, withdraw or litigate to judgment objections to any Claims for which they have assumed liability under the Plan and the WLR Purchase Agreement.

          d.   Claims Under the DIP Credit Agreement

          Unless otherwise agreed by the DIP Lenders pursuant to the DIP Credit Agreement, on or before the Effective Date, Allowed Administrative Claims under or evidenced by the DIP Credit Agreement will be paid in cash equal to the amount of such Allowed Administrative Claims by the Debtors or Distribution Trust Representative. On or before the Effective Date, the Buyer or Reorganized Purchased Debtors, as applicable, will cause replacement letters of credit to be issued to each holder of (or, at the Buyer's election, if permitted by the DIP Lenders, secure back-to-back arrangements with respect to) the letter of credit issued under the DIP Credit Agreement and Burlington's outstanding surety bonds, in each case relating to the Business, including any replacements thereof and any other letters of credit issued under the DIP Credit Agreement and surety bonds arising in the ordinary course of the Business subsequent to the date of the WLR Purchase Agreement; provided, however, that in no event will the Buyer be obligated to obtain substitutions or secure any such back-to-back arrangements to the extent such substitutions or arrangements support obligations that are not assumed by the Buyer.

          e.   Bar Dates for Administrative Claims

               i.   General Bar Date Provisions

          Except as otherwise provided in Section III.A.1.e.ii, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Distribution Trust Representative, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 15 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable bar date will be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Distribution Trust Representative and the requesting party by the later of (a) 90 days after the Effective Date or (b) 30 days after the Filing of the applicable request for payment of Administrative Claims.

               ii.  Bar Dates for Certain Administrative Claims

                    A.   Professional Compensation

          Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Distribution Trust Representative, the Fee Auditor and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 15 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the parties who were served with such application and the requesting party by the later of (a) 90 days after the Effective Date or (b) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, entry of the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                    B. Liabilities to Be Assumed by the Buyer or Reorganized Purchased Debtors

          Holders of the Assumed Liabilities, including Administrative Trade Claims and Administrative Claims arising from Assumed Contracts (including those contracts and leases of the kind described in Sections V.A and V.F), will not be required to File or serve any request for payment of such Administrative Claims. Such

Administrative Claims will be satisfied pursuant to Section III.A.1.c. Notwithstanding any other provision in the Plan, after the Effective Date, the Reorganized Purchased Debtors or Buyer may File, settle, compromise, withdraw or litigate to judgment objections to any Claims for which they have assumed liability under the Plan and the WLR Purchase Agreement.

                    C.   Claims Under the DIP Credit Agreement

          Holders of Administrative Claims under or evidenced by the DIP Credit Agreement will not be required to File or serve any request for payment of such Claims; provided, however, that holders of such Administrative Claims must deliver to the Debtors or the Distribution Trust Representative, as applicable, a statement of the amount of the Administrative Claim under or evidenced by the DIP Credit Agreement asserted by such holder no later than 15 days after the Effective Date. Such Administrative Claims will be satisfied pursuant to Section III.A.1.d.

     2.   Payment of Priority Tax Claims

          a.   Priority Tax Claims

          Unless otherwise agreed by the holder of a Priority Tax Claim and the Distribution Trust Representative, each holder of an Allowed Priority Tax Claim will receive in full satisfaction of its Claim cash from the BII Distribution Trust equal to the Allowed amount of such Priority Tax Claim, without premium or penalty, either (i) on the Effective Date or (ii) if the Priority Tax Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Priority Tax Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the Distribution Trust Representative and the holder of the Priority Tax Claims. All Allowed Priority Tax Claims shall be satisfied in full as set forth in the Plan or as otherwise agreed upon by the holders of such Claims and the Distribution Trust Representative.

          b.   Other Provisions Concerning Treatment of Priority Tax Claims

          Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 6, and the holder of an Allowed Priority Tax Claim may not assess or attempt to collect such penalty from the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative, Buyer or their respective property.

B.   Unimpaired Classes of Claims

     1. Class 1 Claims (Unsecured Priority Claims) are unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive cash from the BII Distribution Trust equal to the amount of such Allowed Claim.

     2. Class 2 Claims (Other Secured Claims) are unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 2 will receive cash from the BII Distribution Trust equal to the amount of such Allowed Claim.

C.   Impaired Classes of Claims and Interests

     1. Class 3 Claims (Prepetition Bank Claims) are impaired. On the Effective Date, each holder of an Allowed Claim, consisting of principal and interest at the non-default rate, in Class 3 will receive cash from the BII Distribution Trust equal to the amount of such Allowed Claim arising under the Debtors' Prepetition Credit Facility.

     2. Class 4 Claims (General Unsecured Claims) are impaired. On the Effective Date, each holder of an Allowed Unsecured Claim in Class 4 will receive, in full satisfaction of all of its Class 4 Claims, cash from the BII Distribution Trust in the amount of the holder's Pro Rata share of the Remaining Proceeds.

     3. Class 5 Claims (Convenience Claims) are impaired. On the Effective Date, each holder of an Allowed Claim in Class 5 will receive cash from the BII Distribution Trust equal to 45% of the amount of such Claim in full satisfaction of such Allowed Claim (as reduced, if applicable, pursuant to an election thereof), subject to an aggregate cap of $350,000 to be distributed to holders of Allowed Claims in Class 5.

     4. Class 6 Claims (Penalty Claims) are impaired. No property will be distributed to or retained by the holders of Allowed Claims in Class 6, and such Claims will be discharged as of the Effective Date.

     5. Class 7 Claims (Intercompany Claims) are impaired. No property will be distributed to or retained by the Debtors on account of Claims in Class 7, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class 7 Claims, each of the Debtors holding an Intercompany Claim in Class 7 will be deemed to have accepted the Plan. See also Section IV.B.7.d for a discussion of certain Intercompany Claims.

     6. Class 8 Claims (Equity Interests) are impaired. No property will be distributed to or retained by the holders of Allowed Interests in Class 8, and such Interests shall be cancelled on the Effective Date.

D. Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

          The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

     1. The Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor will be Reinstated.

     2. Except as provided in Section III.D.1, holders of all other Allowed Secondary Liability Claims will be entitled to only one Distribution in respect of such underlying Allowed Claim and will be deemed satisfied in full by the Distributions on account of the related underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

E. Special Provisions Regarding Allowance and Payment of KERP Payments and Emergence Bonus

          On and after the Effective Date, KERP Participants may receive a cash KERP Payment from the BII Distribution Trust in accordance with the terms of the KERP. On the earlier to occur of (1) 90 days after the Effective Date and (2) termination for any reason of the particular KERP Participant's employment after the Effective Date, KERP Participants will receive a cash payment from the BII Distribution Trust calculated in the manner set forth on Exhibit III.E on account of the substantial contribution that the KERP Participant made to the Debtors' reorganization efforts and the development and negotiation of the Plan. KERP Participants will not be required to File any type of request for payment of the KERP Payments or Emergence Bonus and, upon the occurrence of the Effective Date, the KERP Payments and Emergence Bonus will be immediately due and payable in accordance with the terms of Exhibit III.E or the KERP, as applicable, to each KERP Participant and will constitute an Allowed Administrative Claim to be paid under Section III.A.1.a.

F. Disallowance of Claims of Parties Holding Property Recoverable Pursuant to a Recovery Action

          Notwithstanding any other provisions of the Plan, no payments or Distributions will be made on account of any Claims of holders from which property is recoverable pursuant to a Recovery Action. Such Claims will be disallowed in their entirety until such time as such holder has paid the amount or turned over the property that is the subject of the Recovery Action.

                                  ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Continued Corporate Existence and Vesting of Assets

     1. Except as otherwise provided in the Plan (and subject to the Restructuring Transaction provisions of Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist on and after the Effective Date as a separate corporate entity, with all the powers of a corporation, or limited liability company, as applicable, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.

     2. On the Effective Date, the Distribution Trust Assets will be transferred to and vest in the BII Distribution Trust, free and clear of all Claims, liens, charges, other encumbrances and Interests. Except as otherwise provided in the Plan or the BII Distribution Trust Agreement, the Distribution Trust Representative may compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

     3. Other than the Distribution Trust Assets and except as otherwise provided in the Plan or in the WLR Purchase Agreement, as of the Effective Date, all property of the Debtors' Estates will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

     4. The transfer of property of the Debtors' Estates to the Buyer will occur, pursuant to the WLR Purchase Agreement and sections 363, 1123(a) and 1123(b) of the Bankruptcy Code, concurrently with the Effective Date. Such property will be transferred to the Buyer free and clear of any and all Claims, liens, charges, other encumbrances and Interests, pursuant to section 363(f) of the Bankruptcy Code and the Confirmation Order. As soon as practicable after the Distribution Trust Representative has liquidated all of the Debtors' property not transferred to the Buyer and completed all Distributions provided for in the Plan, the Distribution Trust Representative will effectuate the dissolution of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests were not issued to the Buyer in accordance with the laws of its (or their respective) jurisdiction.

B.   Restructuring Transactions

     1.   Restructuring Transactions Generally

          On or after the Confirmation Date, the applicable Debtors, Reorganized Debtors or Buyer may enter into such Restructuring Transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors, Reorganized Debtors or Buyer to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

    2.   Forms of Restructuring Transactions

         The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors, Reorganized Debtors or Buyer to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, Liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor or Buyer shall perform such obligations.

    3.   Implementation of WLR Purchase Agreement

         Concurrently with the Effective Date, the Debtors or Reorganized Debtors, as applicable, will sell and transfer the Purchased Assets and issue New Subsidiary Equity Interests (or issue New Common Stock, if applicable) to the Buyer in consideration for its payment of the Purchase Price to the BII Distribution Trust, in cash, subject to adjustment in accordance with the WLR Purchase Agreement. The BII Distribution Trust will use the Purchase Price and its other assets to fund all Distributions to be made by the BII Distribution Trust under the Plan. The WLR Purchase Agreement and its terms are incorporated into and are made a part of the Plan. On or after the Confirmation Date, the applicable Debtors, Reorganized Debtors or Buyer may take such actions as are consistent with the WLR Purchase Agreement and may be necessary or appropriate to effect the transactions contemplated by the WLR Purchase Agreement, including: (a) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with the terms of the Plan, the WLR Purchase Agreement and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan, the WLR Purchase Agreement and such other terms to which the applicable entities may agree; and (c) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

    4.   Issuance of New Common Stock

         On the Effective Date, Reorganized Burlington will be authorized to issue the New Common Stock. All shares of New Common Stock will be issued either to the Buyer in accordance with the terms, and subject to the conditions, of the WLR Purchase Agreement or to the BII Distribution Trust, if not issued to the Buyer. There will be no options of any kind outstanding with respect to the capital stock of Reorganized Burlington.

    5.   Issuance of New Subsidiary Equity Interests

         On the Effective Date, each of the Burlington Subsidiary Debtors will issue the New Subsidiary Equity Interests, which will constitute all of the outstanding equity interests in such Burlington Subsidiary Debtor. All New Subsidiary Equity Interests will be issued either to the Buyer in accordance with the terms, and subject to the conditions, of the WLR Purchase Agreement or to the BII Distribution Trust, if not issued to the Buyer. There will be no options of any kind outstanding with respect to any equity interests in any of the Burlington Subsidiary Debtors.

    6.   BII Distribution Trust

         a.   BII Distribution Trust

         Prior to the Effective Date, the BII Distribution Trust shall be established pursuant to the BII Distribution Trust Agreement, for the purpose of liquidating the Distribution Trust Assets, resolving all Disputed Claims and making all Distributions to holders of Allowed Claims (other than those to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, pursuant to Sections III.A.1.c and III.A.1.d) in accordance with the terms of the Plan. On the Effective Date, the Distribution Trust Assets shall be transferred to and vest in the BII Distribution Trust. Subject to and to the extent set forth in
Section IV.B.6 and any other applicable provision of the Plan, the Confirmation Order, the BII Distribution Trust Agreement or other agreement (or any other order of the Bankruptcy Court entered pursuant to or in furtherance hereof), the BII Distribution Trust (and the Distribution Trust Representative on its behalf) shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the Plan and the WLR Purchase Agreement; (ii) market, liquidate, sell, transfer or otherwise dispose of the Distribution Trust Assets; (iii) make Distributions contemplated hereby;
(iv) establish and administer any reserves with respect to Disputed Claims; (v) comply herewith and with its obligations hereunder; (vi) object to Claims and resolve such objections as set forth in Section VII.A; (vii) employ professionals to represent it with respect to its responsibilities; (viii) exercise such other powers as may be vested in it or as deemed by it to be necessary and proper to implement the provisions thereof; (ix) liquidate any assets of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust; and (x) dissolve any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust, as necessary or appropriate. The BII Distribution Trust shall be a "representative of the estate" under section 1123(b)(3)(B) of the Bankruptcy Code.

         b.   Distribution Trust Representative

         The Distribution Trust Representative shall be appointed by the Creditors' Committee prior to the Effective Date and shall be the exclusive trustee of the assets of the BII Distribution Trust for purposes of 31 U.S.C.
(S) 3713(b) and 26 U.S.C. (S) 6012(b)(3), as well as the representative of the consolidated Estates of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. Powers, rights and responsibilities of the Distribution Trust Representative shall be specified in the BII Distribution Trust Agreement and shall include the authority and responsibility to: (i) receive, manage, invest, supervise, liquidate and protect the Distribution Trust Assets; (ii) pay taxes or other obligations incurred by the trust; (iii) retain and compensate, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and Distribution of the Distribution Trust Assets; (iv) calculate and implement Distributions of the Distribution Trust Assets; (v) prosecute, compromise and settle in accordance with the specified terms of the Plan and the BII Distribution Trust Agreement all Disputed Claims; (vi) liquidate any assets of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust; and (vii) dissolve any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests, as applicable, are issued to the BII Distribution Trust, as necessary or appropriate. Other rights and duties of the Distribution Trust Representative and the beneficiaries shall be as set forth in the BII Distribution Trust Agreement. The Distribution Trust Representative shall liquidate the Distribution Trust Assets in accordance with the applicable provisions of the BII Distribution Trust Agreement.

         c.   Fees and Expenses of the BII Distribution Trust

         Except as otherwise ordered by the Court, the Distribution Trust Expenses shall be paid from the Distribution Trust Assets in accordance with the BII Distribution Trust Agreement.

         d.   Reports to be Filed by the BII Distribution Trust

         The Distribution Trust Representative, on behalf of the BII Distribution Trust, shall File with the Court (and provide to any other party entitled to receive any such report pursuant to the BII Distribution Trust Agreement) quarterly reports regarding the administration of property subject to its ownership and control pursuant to the Plan, Distributions made by it and other matters required to be included in such report.

         e.   Expenses for Professionals of the BII Distribution Trust

         The Distribution Trust Representative, on behalf of the BII Distribution Trust, may employ, without further order of the Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the expenses of these professionals without further order of the Court from the Distribution Trust Assets in accordance with the BII Distribution Trust Agreement.

         f.   Indemnification

         The BII Distribution Trust Agreement may include reasonable and customary indemnification provisions that are acceptable to the Creditors' Committee. Any such indemnification shall be the sole responsibility of the BII Distribution Trust.

         g.   Tax Treatment

         The BII Distribution Trust is generally intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d); accordingly, the distribution to the BII Distribution Trust in respect of holders of Allowed Claims shall be treated for all purposes of the Internal Revenue Code as a transfer of such distribution to the creditors who are the beneficiaries of the BII Distribution Trust, and a transfer by the beneficiary-creditors to the BII Distribution Trust, who will be treated as the grantors and deemed owners of the BII Distribution Trust. The Distribution Trust Representative shall be required by the BII Distribution Trust Agreement to file federal tax returns for the BII Distribution Trust as a grantor trust (and/or a disputed ownership fund with respect to the Unsecured Claims Reserve and the Administrative Claims Reserve) pursuant to applicable Treasury Regulations, and any income of the BII Distribution Trust will be treated as subject to tax on a current basis. The BII Distribution Trust Agreement will provide that the Distribution Trust Representative may pay such taxes on behalf of the beneficiary-creditors from the Distribution Trust Assets. In addition, the BII Distribution Trust Agreement will require consistent valuation of the property distributed to the BII Distribution Trust by the Distribution Trust Representative and the beneficiary-creditors for all federal income tax purposes. The BII Distribution Trust Agreement will provide that the sole purpose of the BII Distribution Trust will be to liquidate and distribute (including objecting to Claims and determining the proper recipients and amounts of Distributions to be made from the BII Distribution Trust, including the Unsecured Claims Reserve and the Administrative Claims Reserve) the assets transferred to it for the benefit of the beneficiary-creditors who shall be determined to hold Allowed Claims as expeditiously as reasonably possible, dissolve any of the Debtors and Burlington's nondebtor subsidiaries which remain in existence after the Effective Date and which are not sold in a sale once their continued existence is no longer necessary, not to engage in any trade or business, and to terminate upon the completion of such liquidation and distribution. The BII Distribution Trust Agreement will provide that such termination shall occur no later than five years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the BII Distribution Trust to complete its claims resolution and liquidating purpose. The BII Distribution Trust Agreement will also limit the investment powers of the Distribution Trust Representative in accordance with IRS Rev. Proc. 94-45 and will require the BII Distribution Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of any taxes paid on behalf of the beneficiary-creditors), except for amounts retained as reasonably necessary to maintain the value of the Distribution Trust Assets or to meet claims and contingent Liabilities (including Disputed Claims).

    7.   Transfer of Assets from the Burlington Fabrics Irrevocable Trust

         a. On the Petition Date, various creditors asserted Claims against Burlington Fabrics, including the Prepetition Lenders, Burlington Investment and various trade creditors. The Claims of the Prepetition Lenders were secured by, among other things, a pledge of substantially all of Burlington Fabrics' assets.

         b. Pursuant to orders of the Bankruptcy Court, Burlington Fabrics sold substantially all of its assets, and the proceeds of these sales and Burlington Fabrics' other remaining assets were transferred to the Burlington Fabrics Irrevocable Trust. Also pursuant to these orders, the liens, Claims and other interests of the Prepetition Lenders, Burlington Investment and the other creditors of Burlington Fabrics attached to the sale proceeds that were transferred to the Burlington Fabrics Irrevocable Trust.

         c. On the Effective Date, the funds held in the Burlington Fabrics Irrevocable Trust, after the payment of or reserve for any unpaid expenses of the Burlington Fabrics Trustee under the Burlington Fabrics Trust Agreement, shall be transferred to the BII Distribution Trust for Distribution to the creditors of Burlington Fabrics pursuant to Article VI. Upon such transfer to the BII Distribution Trust, the obligations of the Burlington Fabrics Irrevocable Trust and the Burlington Fabrics Trustee to pay the Claims of Burlington Fabrics' creditors shall be discharged in full, and all such Claims shall be transferred to the BII Distribution Trust and shall be paid by the BII Distribution Trust under the Plan.

         d. The Distributions of the proceeds of the Burlington Fabrics Irrevocable Trust by the BII Distribution Trust and the Distribution Trust
    Representative in accordance with the Plan shall be Distributions to satisfy in full and discharge the Claims asserted against Burlington Fabrics as of the Petition Date, including the Claims of the Prepetition Lenders. As a result of the substantive consolidation of the Debtors' Estates pursuant to
    Article VIII, Distributions that otherwise would have been made from the Burlington Fabrics Irrevocable Trust to Burlington Investment on account of its Claim against Burlington Fabrics will be deemed to have been made to the creditors of Burlington Investment, including the Prepetition Lenders.

         e. The Burlington Fabrics Trustee may take such actions as may be necessary or appropriate to transfer the funds held in the Burlington Fabrics Irrevocable Trust to the BII Distribution Trust pursuant to Section IV.B.7.c and to liquidate and close out the Burlington Fabrics Irrevocable Trust in accordance with the Burlington Fabrics Trust Agreement.

         f. The Burlington Fabrics Trustee and the Distribution Trust Representative may take such actions and enter into such agreements as may be necessary or appropriate to implement the provisions of this Section IV.B.7 and terminate the Burlington Fabrics Trust Agreement.

C. Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs

    1.   Certificates of Incorporation and By-Laws of Reorganized Debtors

         The amended bylaws and amended certificates of incorporation or similar constituent documents for each of the Reorganized Debtors will contain such provisions as are necessary to satisfy the provisions of the Plan and, to the extent necessary, to prohibit the issuance of nonvoting equity securities (other than any warrants) as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the amended bylaws and the amended certificates of incorporation or similar constituent documents after the Effective Date as permitted by applicable law. Except as otherwise provided in the Plan, the amended bylaws and amended certificates of incorporation or similar constituent documents will contain such indemnification provisions applicable to the officers, directors, and employees of the Reorganized Debtors and such other persons as the board of directors of the Reorganized Debtors may, in their discretion, deem to be appropriate. The amended bylaws and the amended certificate of incorporation for Reorganized Burlington will be filed as part of the Plan Supplement.

    2.   Directors and Officers of Reorganized Debtors

         Immediately after the Effective Date, all officers and directors of each of the Debtors shall be deemed to have resigned. For any Reorganized Purchased Debtor, the initial officers and directors shall be the individuals designated by the Buyer, to be effective as of the Effective Date. On the Effective Date, the Distribution Trust Representative will become the sole director and officer of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests are issued to the BII Distribution Trust. The Distribution Trust Representative will be authorized to execute, deliver, file or record any document or take any other action necessary or desirable to implement the terms of the Plan.

    3. New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs

         As of the Effective Date, the Reorganized Purchased Debtors or Buyer, as applicable, will, subject to the provisions of the WLR Purchase Agreement, have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees. Exhibit IV.C.3(a) provides a non-exclusive list of the employment agreements and employee pension and benefit plans that will remain in or take effect on the Effective Date. Exhibit IV.C.3(b) provides a list of the employment agreements and employee benefit plans that are to be terminated and rejected on the Effective Date.

    4.   Corporate Action

         The Restructuring Transactions; the transactions contemplated by the WLR Purchase Agreement; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the designation of the initial directors and officers for the Reorganized Debtors; the Distributions of cash pursuant to the Plan; the issuance and distribution of New Common Stock and New Subsidiary Equity Interests pursuant to the Plan and the WLR Purchase Agreement; the establishment of the BII Distribution Trust; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the plans and agreements described on Exhibit IV.C.3(a); and the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor will occur and be effective as of the date specified in the documents effectuating the applicable transactions or the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors.

D.  Preservation of Recovery Actions; Settlement of Claims and Releases

    1.   Preservation of Recovery Actions

         Except as provided in the Plan, the Confirmation Order, the WLR Purchase Agreement or any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, and after giving effect to the releases in Section IV.D.3, any Recovery Action that any Debtor or Estate may hold against any entity will be transferred to and vest in the BII Distribution Trust and may be pursued by the Distribution Trust Representative.

    2.   Comprehensive Settlement of Claims and Controversies

         Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IV.D.3, will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any Distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized Debtors, Estates and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

     3.   Releases

          a.   General Releases of Debtors and Reorganized Debtors

          Except as otherwise expressly set forth in the Plan, on and after the Effective Date, the Debtors and the Reorganized Debtors are released from all Liabilities from the beginning of time.

          b.   General Releases by Debtors and Reorganized Debtors

          Without limiting any other applicable provisions of or releases contained in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns, and any and all entities who may purport to claim by, through, for or because of them, including any person appointed pursuant to section 1123(b)(3) to pursue Recovery Actions, will forever release, waive and discharge all Liabilities that they have, had or may have against any Released Party.

          c.   General Releases by Holders of Claims or Interests

          Without limiting any other applicable provisions of or releases contained in the Plan, as of the Effective Date, in consideration for the obligations of the Debtors, Reorganized Debtors, Buyer, BII Distribution Trust and Distribution Trust Representative under the Plan and the WLR Purchase Agreement and the cash and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan and the WLR Purchase Agreement, (i) each holder of a Claim or Interest that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor, stockholder or other equity holder of any of the Debtors and that does not vote on the Plan or votes against the Plan will be deemed to forever release, waive and discharge all Liabilities in any way relating to a Debtor, the Reorganization Cases, the Estates, the Plan, the Disclosure Statement, the WLR Purchase Agreement, the Bidding Procedures or the Auction that such entity has, had or may have against any Released Party (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code).

          d.   Injunction Related to Releases

          As further provided in Section XI.B, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any Liabilities, including any Liabilities against Released Parties, released pursuant to the Plan.

E.   Continuation or Termination of Certain Employee Benefits

     1.   Employee Benefits

          Except for those agreements and plans to be terminated as set forth on
Exhibit IV.C.3(b) and rejected pursuant to section 365 of the Bankruptcy Code under Section V.C, all pension, 401(k), health care and other employee benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including those identified on Exhibit IV.C.3(a) and as "Benefit Plans" under the WLR Purchase Agreement, are treated as Executory Contracts under the Plan and shall be assumed, as modified as set forth on
Exhibit IV.C.3(a), by the applicable Reorganized Debtor and, to the extent necessary, assigned to the Buyer pursuant to sections 365(a), 365(f) and 1123(b)(2) of the Bankruptcy Code.

          On the Closing Date or on such later date described in the WLR Purchase Agreement, the Buyer or Reorganized Purchased Debtors, as applicable, will: (a) offer to hire each employee primarily involved in the Business (the employees who accept such offer are referred to as "Transferred Employees"); (b) for at least two years following the Closing Date, provide such Transferred Employees with compensation and benefits that are no less favorable in the aggregate than the benefits provided by the Debtors prior to the transaction; and (c) assume certain Liabilities and obligations of the Transferred Employees with respect to certain employee benefit plans as set forth on Exhibit IV.C.3(a). Notwithstanding the foregoing, with regard to employees who do not directly work for one of Burlington's divisions, the Buyer or Reorganized Purchased Debtors, as applicable, will determine on a case by case basis whether to offer employment and the corresponding benefits to such employees.

          On the Effective Date, the employment agreements and benefit plans set forth on Exhibit IV.C.3(b) will be terminated and rejected by the applicable Debtor pursuant to section 365 of the Bankruptcy Code in accordance with Section V.C and neither the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative nor Buyer will have any further obligations under such agreements or plans.

F.   Cancellation and Surrender of Instruments, Securities and Other
     Documentation

          Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, the Prepetition Credit Facility, the Prepetition Indenture and the Old Senior Notes will be cancelled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The Old Common Stock, the Old Nonvoting Common Stock, any Option (as defined in the WLR Purchase Agreement) relating to the Old Common Stock or Old Nonvoting Common Stock, the Old Subsidiary Equity Interests and any Option relating to the Old Subsidiary Equity Interests, and any equity interest or Option related thereto issued by a Debtor on or after the Petition Date but before the Effective Date, and any related shareholder, investor rights, proxy or voting trust agreements or other arrangements in favor of any person with respect to the voting of or right to participate in dividends or other earnings of the Debtors and any other arrangements to make any payment in respect of any equity interest of any Debtor shall be deemed cancelled or terminated, as applicable, and of no further force and effect on the Effective Date. The holders of or parties to such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no Distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such cancelled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.K.

G.   Release of Liens

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns, the Buyer or, with respect to the Distribution Trust Assets, to the BII Distribution Trust.

H. Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

          The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Senior Vice President or any Vice President of each Debtor or Reorganized Debtor or the Distribution Trust Representative will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax, sales and use tax or similar tax: (1) the issuance, transfer or exchange of the New Common Stock and New Subsidiary Equity Interests; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) any Restructuring Transaction; (5) any transfer or transaction contemplated by the WLR Purchase Agreement, including the concurrent or subsequent sale of the Lees Business; or
(6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

                                   ARTICLE V.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Executory Contracts and Unexpired Leases to Be Assumed or Assumed and
     Assigned

     1.   Assumption and Assignment Generally

          Except as otherwise provided in the Plan, the WLR Purchase Agreement or any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the Executory Contracts and Unexpired Leases listed on Exhibit V.A.1; provided, however, that the Debtors and Reorganized Debtors reserve the right, at any time prior to 15 days after the Effective Date, to amend Exhibit V.A.1 to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C; or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1. The Debtors or Reorganized Debtors, as applicable, will provide notice of any amendments to Exhibit V.A.1 to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Each contract and lease listed on Exhibit V.A.1 will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.A.1 will not constitute an admission by a Debtor, Reorganized Debtor or Distribution Trust Representative that such contract or lease (including any related agreements as described in Section I.A.107 or V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor, Reorganized Debtor, BII Distribution Trust or Distribution Trust Representative has any liability thereunder.

     2. Assumptions and Assignments of Real Property Executory Contracts and Unexpired Leases

          Each Real Property Executory Contract and Unexpired Lease listed on
Exhibit V.A.1 will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C and is listed on Exhibit V.C.

     3.   Assignments Related to the Restructuring Transactions

          As of the effective time of any applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.107 and V.A.2) to be held by Reorganized Burlington, any Reorganized Debtor, the Buyer or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

     4.   Approval of Assumptions and Assignments

          Subject to the rights of the Debtors and Reorganized Debtors to amend
Exhibit V.A.1, the Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and the assumptions and assignments described in
Section V.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan notice of: (a) the contract or lease being assumed or assumed and assigned, and if assigned, the party that the contract or lease is being assigned to; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and
(c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim. The Debtors and Reorganized Debtors reserve the right to delete an Executory Contract or Unexpired Lease from Exhibit V.A.1, thus providing for its rejection pursuant to Section V.C, at any time in response to an objection to the assumption or the assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

B.   Payments Related to the Assumption of Executory Contracts and Unexpired
     Leases

          To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Amount Claim in cash no later than 20 days after the Effective Date or
(2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in cash. In accordance with the WLR Purchase Agreement, all Cure Amount Claims shall be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, and satisfied in full as set forth in the Plan or as otherwise agreed to by the holders of such Claims and the Buyer or Reorganized Purchased Debtors, as applicable. The BII Distribution Trust shall have no liability for the Cure Amount Claims relating to contracts or leases assumed by the Reorganized Purchased Debtors or assumed and assigned to the Buyer.

C.   Executory Contracts and Unexpired Leases to Be Rejected

          On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A (including any related agreements assumed pursuant to Sections I.A.107 and V.A.2), each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit V.C. Each contract and lease listed on Exhibit V.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.C will not constitute an admission by a Debtor, Reorganized Debtor or Distribution Trust Representative that such contract or lease (including related agreements as described in Section I.A.107) is an Executory Contract or Unexpired Lease or that a Debtor, Reorganized Debtor, BII Distribution Trust or Distribution Trust Representative has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on
Exhibit V.A.1 and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be deemed rejected irrespective of whether such contract is listed on Exhibit V.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The BII Distribution Trust will pay any Claim arising from rejection of any contract.

D.   Bar Date for Rejection Damages

          Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E) by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative, Buyer, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Distribution Trust Representative, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.

E.   Special Executory Contract and Unexpired Lease Issues

     1.   Obligations to Indemnify Directors, Officers and Employees

          a. Prior to the Effective Date, Burlington shall make arrangements to acquire for the benefit of its directors, officers and employees, and prior to the Effective Date shall fully pay for, insurance extending for a six-year period for all directors and officers liability, fiduciary (including ERISA) and errors and omissions insurance existing as of the date of the WLR Purchase Agreement to the extent applicable to acts or omissions occurring in whole or in part prior to or on the Effective Date.

          b. The obligations of each Debtor to indemnify any person who, at any time prior to the Effective Date, served as a director, officer or employee of such Debtor, which indemnity obligation arose by reason of such person's service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to sections 502(e) and 1141 of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of the Plan.

     2. Reinstatement of Allowed Secondary Liability Claims Arising from or Related to Executory Contracts or Unexpired Leases Assumed by the Debtors

          On the Effective Date, in accordance with Section III.D.1, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to (a) any Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or (b) any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor will be Reinstated. Accordingly, such Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.

F.   Contracts and Leases Entered Into After the Petition Date

          Unless otherwise agreed to by the Debtor, the Reorganized Debtor or the Buyer and the nondebtor party to such contract or lease, contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor, Reorganized Debtor or Buyer, as applicable, liable thereunder, in accordance with the terms and conditions of such contracts and leases, in the ordinary course of its business. Accordingly, such contracts and leases and other obligations (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

                                  ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions for Claims Allowed as of the Effective Date

          Except as otherwise provided in Article VI of the Plan, Distributions of cash to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (1) 60 days after the Effective Date or (2) such later date when the applicable conditions of Section V.B of the Plan

(regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.G.2 of the Plan (regarding undeliverable Distributions) or
Section VI.K of the Plan (regarding surrender of cancelled instruments and securities) are satisfied. No Distributions shall be made under the Plan until after (1) the date of the Administrative Claims Bar Date and (2) the establishment of any necessary Administrative Claims Reserve. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.J and VII.C.

B. Method of Distributions to Holders of Claims Assumed by the Buyer or Reorganized Purchased Debtors

          The Buyer or Reorganized Purchased Debtors, as applicable, shall make all Distributions to holders of the Assumed Liabilities, including those Administrative Claims identified in Section III.A.1.c. In addition, pursuant to
Section III.A.1.d, the Buyer or Reorganized Purchased Debtors, as applicable, shall have the sole obligation to cause replacement letters of credit to be issued to each holder of a letter of credit issued under the DIP Credit Agreement and Burlington's outstanding surety bonds, in each case relating to the Business, including any replacements thereof and any other letters of credit issued under the DIP Credit Agreement and surety bonds arising in the ordinary course of the Business subsequent to the date of the WLR Purchase Agreement.

C.   Method of Distributions to Holders of Other Claims

          Except as provided in Section VI.B, the Distribution Trust Representative, or such Third Party Disbursing Agents as designated by the Plan or the Distribution Trust Representative, shall make all Distributions required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the Distributions required by the Plan. With respect to Class 3 Claims, JPMorgan Chase Bank, in its capacity as administrative agent for the Prepetition Lenders, shall act as Disbursing Agent. With respect to Old Senior Note Claims, the Indenture Trustee shall act as Disbursing Agent.

D.   Compensation and Reimbursement for Services Related to Distributions

          Each Third Party Disbursing Agent providing services related to Distributions pursuant to the Plan (other than JPMorgan Chase Bank and the Indenture Trustee) will receive from the BII Distribution Trust, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with the Distribution Trust Representative.

E.   Provisions Governing the Claims Reserves

     1.   Funding of Claims Reserves

          a.   Unsecured Claims Reserve

          On the Effective Date, the Unsecured Claims Reserve will be established for the benefit of holders of Allowed Claims in Class 4. The Distribution Trust Agreement will fund the Unsecured Claims Reserve with the Remaining Proceeds. The Unsecured Claims Reserve will remain in full force and effect for five years from the Effective Date.

          b.   Administrative Claims Reserve

          If Disputed Administrative Claims (other than the Administrative Claims to be assumed by the Buyer or Reorganized Purchased Debtors, as applicable, pursuant to Sections III.A.1.c and III.A.1.d) exist after the date of the Administrative Claims Bar Date, the Administrative Claims Reserve will be established for the benefit of the holders of such Disputed Administrative Claims. The Distribution Trust Representative will fund the Administrative Claims Reserve with cash from the Distribution Trust Assets. The Administrative Claims Reserve will remain in full force and effect until all Disputed Administrative Claims are resolved and satisfied in accordance with the Plan.

     2.   Property Held in Unsecured Claims Reserve

          a.   Investment

          Cash held in the Unsecured Claims Reserve (i) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending Distribution by the Disbursing Agent for the benefit of holders of Class 4 Claims and (ii) will be accounted for separately. The Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the BII Distribution Trust's investment and deposit guidelines. The Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of cash.

          b.   Recourse

          Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 4 will have recourse only to the undistributed cash held in the Unsecured Claims Reserve for satisfaction of the Distributions to which such holders of Allowed Class 4 Claims are entitled under the Plan, and not to any Debtor, Reorganized Debtor, Estate or the Buyer; their respective property; or any assets previously distributed on account of any Allowed Claim.

F.   Establishment of Other Claims Reserves

          The Distribution Trust Representative may establish any other cash reserves that it deems necessary or advisable to ensure that sufficient funds are available to make Distributions to holders of Allowed Claims in Classes other than Class 4 or to otherwise satisfy the BII Distribution Trust's and the Distribution Trust Representative's obligations under the Plan, including the Distribution Trust Expenses.

G.   Delivery of Distributions and Undeliverable or Unclaimed Distributions

     1.   Delivery of Distributions

          a.   Generally

          Except as provided in Section VI.G.1.b, Distributions to holders of Allowed Claims will be made by a Disbursing Agent: (i) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (ii) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (iii) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

          b. Special Provisions for Distributions to Holders of Old Senior Note Claims

          Subject to the requirements of Section VI.K, Distributions to holders of Allowed Old Senior Note Claims will be made by the applicable Disbursing Agent to the record holders of the Old Senior Notes as of the Distribution Record Date, as identified on a record holder register prepared by the applicable Indenture Trustee. The record holder register (i) will provide the name, address and holdings of each respective registered holder of Old Senior Notes, as of the Distribution Record Date, and (ii) must be consistent with the applicable Indenture Trustee's Allowed proof of Claim. Each entry on the applicable record holder register will be treated as an Allowed Class 4 Claim for purposes of Distributions made pursuant to this Article VI.

     2.   Undeliverable Distributions Held by Disbursing Agents

          a.   Holding and Investment of Undeliverable Distributions

          If any Distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further Distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section VI.G.2.c (regarding the failure to claim undeliverable Distributions), undeliverable Distributions will remain in the possession of the applicable Disbursing Agent until such time as a Distribution becomes deliverable. Undeliverable cash will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with the BII Distribution Trust's investment and deposit guidelines.

          b.   After Distributions Become Deliverable

          On each Quarterly Distribution Date, the applicable Disbursing Agents will make all Distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such Distribution will include, to the extent applicable, a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash from the date that such Distribution would have first been due had it then been deliverable to the date that such Distribution becomes deliverable.

          c.   Failure to Claim Undeliverable Distributions

          Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable Distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and (ii) the last date on which a Distribution was deliverable to such holder will have its claim for such undeliverable Distribution discharged and will be forever barred from asserting any such claim against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or Distribution Trust Assets. In such cases, unclaimed cash will become property of the BII Distribution Trust, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to the BII Distribution Trust. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent or the BII Distribution Trust to attempt to locate any holder of an Allowed Claim.

H.   Distribution Record Date

     1. A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes under the Plan to recognize and make Distributions only to those holders of Allowed Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

     2. As of the close of business on the Distribution Record Date, the transfer registers for the Old Senior Notes, as maintained by the Debtors or the Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Old Senior Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes under the Plan to recognize and make Distributions only to those holders of Old Senior Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

     3. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 4 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

I.   Means of Cash Payments

          Except as otherwise specified in the Plan, cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Disbursing Agent or, at the option of the applicable Disbursing Agent, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

J.   Timing and Calculation of Amounts to Be Distributed

     1.   Allowed Claims

          a. On the Effective Date, each holder of an Allowed Claim in a Class other than Class 4 will receive the full amount of the Distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, Distributions also will be made, pursuant to Section VII.C, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly Distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

          b. The amount of Distributions to be made on the Effective Date to holders of Allowed Claims in Class 4 on account of such Claims will be made from the Unsecured Claims Reserve and will be calculated as if each Disputed Claim in such Class 4 were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, Distributions also will be made, pursuant to Section VII.C, to holders of Disputed Claims in Class 4 that were allowed during the preceding calendar quarter. Such quarterly Distributions also will be calculated pursuant to the provisions set forth in Section VII.C.

          c. On the fourth Quarterly Distribution Date and annually thereafter, each holder of a Claim previously allowed in Class 4 will receive an additional Distribution from the Unsecured Claims Reserve on account of such Claim in an amount equal to: (a) the amount of cash that such holder would have been entitled to receive pursuant to Section VII.C as if such Claim had become an Allowed Claim on the applicable Quarterly Distribution Date minus (b) the aggregate amount of cash previously distributed on account of such Claim. Each such additional Distribution also will include, on the basis of the amount then being distributed, a Pro Rata share of the related Cash Investment Yield from the investment of any interest payments or other Distributions in the Unsecured Claims Reserve, from the date such cash was deposited into the Unsecured Claims Reserve to the date that such Distribution is made.

     2.   De Minimis Distributions

          No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of such an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its claim for such Distribution discharged and will be forever barred from asserting any such claim against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property. Any cash not distributed pursuant to this Section VI.J with respect to Claims in a Class other than Class 4 will be the property of the BII Distribution Trust, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to the BII Distribution Trust. Any cash not distributed pursuant to Section VI.J with respect to Allowed Claims in Class 4 will be retained in the Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in Class 4, pursuant to Section VI.J. For purposes of this redistribution, each Allowed Claim in Class 4 for which Distributions are less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise.

     3.   Compliance with Tax Requirements

          a. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements including but not limited to requiring recipients to fund the payment of such withholding as a condition to delivery.

          b. Notwithstanding any other provision of the Plan, each person or entity receiving a Distribution of cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

K.   Surrender of Cancelled Instruments or Securities

          As a condition precedent to receiving any Distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation cancelled pursuant to Section IV.F, the holder of such Claim must tender, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any Distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable Distribution pursuant to Section VI.G.2.

     1.   Tender of Old Senior Notes

          Except as provided in Section VI.K.2 for lost, stolen, mutilated or destroyed Old Senior Notes, each holder of an Allowed Old Senior Note Claim must tender the applicable note to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Senior Notes to act and the authenticity of any signatures required thereon. All surrendered Old Senior Notes will be marked as cancelled and delivered to the appropriate Reorganized Debtor.

     2.   Lost, Stolen, Mutilated or Destroyed Old Senior Notes

          Any holder of an Allowed Old Senior Note Claim with respect to which the underlying Old Senior Notes have been lost, stolen, mutilated or destroyed must, in lieu of surrendering such note, deliver to the applicable Disbursing
Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and Reorganized Debtors, as applicable, harmless from any damages, Liabilities or costs incurred in treating such individual as a holder of an Old Senior Note. Upon compliance with the foregoing procedures by a holder of an Allowed Old Senior Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable note.

     3.   Failure to Surrender Old Senior Notes

          Any holder of an Allowed Old Senior Note Claim that fails to surrender or be deemed to have surrendered the applicable note within two years after the Effective Date will have its right to Distributions pursuant to the Plan on account of such Old Senior Note Claim discharged and will be forever barred from asserting any such Claim against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property. In such case, any cash held for Distribution on account of such Old Senior Note Claim will be treated pursuant to the provisions set forth in
Section VI.G.2.c.

                                  ARTICLE VII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.   Prosecution of Objections to Claims

     1.   Objections to Claims

          All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims

Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.6.

    2.   Authority to Prosecute Objections

         After the Confirmation Date, only the Debtors or the BII Distribution Trust will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, only the BII Distribution Trust will have such authority and may settle or compromise any Disputed Claim, in accordance with the BII Distribution Trust Agreement, without approval of the Bankruptcy Court. Notwithstanding the foregoing, after the Effective Date, the Reorganized Purchased Debtors or Buyer may File, settle, compromise, withdraw or litigate to judgment objections to any Claims for which they have assumed liability under the Plan and the WLR Purchase Agreement.

B.  Treatment of Disputed Claims

         Notwithstanding any other provisions of the Plan, no payments or Distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of Distributions under the Plan to holders of Disputed Administrative Claims, the Administrative Claims Reserve will be established on the Effective Date to hold property for the benefit of these Administrative Claim holders. In lieu of Distributions under the Plan to holders of Disputed Claims in Class 4, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of these Claim holders, as well as holders of Allowed Claims in Class 4. The BII Distribution Trust will fund the Administrative Claims Reserve and the Unsecured Claims Reserve with cash, in accordance with the BII Distribution Trust Agreement, as described in
Section VI.E.1.

C.  Distributions on Account of Disputed Claims Once They Are Allowed

         On each Quarterly Distribution Date, the applicable Disbursing Agent will make all Distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such Distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental Distribution provisions set forth in Section VI.J.1.

                                 ARTICLE VIII.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

A.  Substantive Consolidation

         Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors solely for the purpose of implementing the Plan, including for purposes of voting, Confirmation and Distributions to be made under the Plan. Pursuant to such order: (A) all assets and Liabilities of the Debtors will be deemed merged; (B) all guarantees by one Debtor of the obligations of any other Debtor will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors; and (C) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors will be deemed Filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect (A) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to affect restructurings as provided in Section IV.B; (B) pre- and post-Effective Date guarantees that are required to be maintained (1) in connection with contracts or leases that were entered into during the Reorganization Cases or Executory Contracts and Unexpired Leases that have been or will be assumed or (2) pursuant to the Plan; and (C) the revesting of assets in the separate Reorganized Debtors, the BII Distribution Trust or the Buyer pursuant to Section IV.A.

B.  Order Granting Substantive Consolidation

         This Plan shall serve as a motion seeking entry of an order substantively consolidating the Debtors, as described and to the limited extent set forth in Section VIII.A above. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan, Filed with the Bankruptcy Court and served on the parties listed in Section XIII.K on or before five days before the Voting Deadline, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto shall occur at the Confirmation Hearing. Notwithstanding this provision, nothing herein shall affect the obligation of each and every Debtor to pay quarterly fees to the Office of the United States Trustee in accordance with 28 U.S.C. (S) 1930.

                                  ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.  Conditions to Confirmation

         The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to
Section IX.C:

    1. The Plan and Confirmation Order will be reasonably acceptable in form and substance to the Debtors and the Buyer and will include an approval of the substantive consolidation of the Debtors as contemplated by Article VIII.

    2. The Plan shall not have been materially amended, altered or modified from the Plan as Filed on August 1, 2003, unless such material amendment, alteration or modification has been made in accordance with Section XIII.C.

    3. All Exhibits to the Plan are in form and substance reasonably satisfactory: (a) to the Debtors; and (b) to the extent such Exhibits affect the Buyer, the Reorganized Purchased Debtors or the WLR Purchase Agreement, to the Buyer.

B.  Conditions to the Effective Date

         The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX.C:

    1.   The Bankruptcy Court shall have entered the Confirmation Order.

    2. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan, including completion of the transactions contemplated by the WLR Purchase Agreement and the other transactions contemplated by the Plan and the implementation and consummation of contracts, instruments, releases and other agreements or documents created in connection with the Plan or the WLR Purchase Agreement.

    3. All conditions to the Closing under the WLR Purchase Agreement (other than effectiveness of the Plan) shall have been satisfied or waived, and the Closing under the WLR Purchase Agreement shall occur concurrently with the Effective Date of the Plan.

    4. The Plan and all Exhibits to the Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article V or Section XIII.C.

C.  Waiver of Conditions to the Confirmation or Effective Date

         The conditions to Confirmation set forth in Section IX.A and the conditions to the Effective Date set forth in Section IX.B, other than the conditions set forth in Sections IX.B.1 and IX.B.3, may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court. The failure to satisfy or waive a condition may be asserted by a Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors).

D.  Effect of Nonoccurrence of Conditions to the Effective Date

         If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.C, then upon motion by the Debtors and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D, (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and (b) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Sections V.A and V.C; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                   ARTICLE X.

                                    CRAMDOWN

         The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                  ARTICLE XI.

                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.  Discharge of Claims and Termination of Interests

    1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

    2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all such Claims and other debts and Liabilities against the Debtors and a termination of all such Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.  Injunctions

    1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or Liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, Reorganized Debtors, Estates, BII Distribution Trust or Distribution Trust Representative; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

    2. As of the Effective Date, all entities that have held, currently hold or may hold any Liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and
(e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

    3. By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section XI.B.

C. Termination of Subordination Rights and Settlement of Related Claims and Controversies

    1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, Distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

    2. Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any Distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized Debtors, Estates and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

    3. Notwithstanding the foregoing, the termination of subordination rights provided for in this Section XI.C shall not apply to Claims of transferees based upon transfers voided pursuant to the prosecution of the Recovery Actions.

                                  ARTICLE XII.

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

    1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; and the resolution of any objections to the allowance, priority or classification of Claims or Interests.

    2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

    3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

    4. Resolve any matters related to the WLR Purchase Agreement, unless specifically provided otherwise in the WLR Purchase Agreement;

    5. Ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

    6. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving the Debtors, the BII Distribution Trust or the Distribution Trust Representative that may be pending on the Effective Date or brought thereafter;

    7. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

    8. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

    9. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

       10. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

       11. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;

       12. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

       13. Enter a final decree closing the Reorganization Cases; and

       14. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

A.     Dissolution of the Creditors' Committee

           On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date and in connection with any appeal of the Confirmation Order.

B.     Limitation of Liability

       1. The Released Parties will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the WLR Purchase Agreement, the Bidding Procedures, the Auction or any alternative transaction or plan of reorganization proposed in connection with the Reorganization Cases or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection therewith; provided, however, that the foregoing provisions of this Section XIII.B.1 will have no effect on: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan, including the WLR Purchase Agreement; or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

       2. Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Released Party for any act or omission in connection with, relating to or arising out of the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the WLR Purchase Agreement, the Bidding Procedures, the Auction or any alternative transaction or plan of reorganization proposed in connection with the Reorganization Cases or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection therewith, except for: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan, including the WLR Purchase Agreement, or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.     Modification of the Plan and Exhibits

           Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan and the Exhibits to the Plan at any time before substantial consummation of the Plan.

D.     Term of Injunctions or Stays

           Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date. Nothing in this Section XIII.D shall limit or affect the injunctions or stays imposed under the Plan or in the Confirmation Order on or after the Effective Date.

E.     Revocation of the Plan

           The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors; or (2) prejudice in any manner the rights of any Debtors or any other party.

F.     Severability of Plan Provisions

           If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

G.     Successors and Assigns

           The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

H.     The Plan Supplement

           Except as otherwise provided in the Plan, forms of the following documents shall be contained in the Plan Supplement and filed with the Clerk of the Court at least ten days prior to the Voting Deadline: (1) the BII Distribution Trust Agreement and (2) the amended bylaws and the amended certificate of incorporation for Reorganized Burlington. Upon its filing with the Court, the Plan Supplement will be available to any party in interest on the Document Website.

I.     Relationship Among Plan, Disclosure Statement and Certain Other Documents

           To the extent the Plan is inconsistent with the Disclosure Statement, the provisions of the Plan shall be controlling. The WLR Purchase Agreement shall be attached along with the Plan to the Confirmation Order. To the extent the Plan is inconsistent with the WLR Purchase Agreement, the provisions of the WLR Purchase Agreement shall be controlling.

J. Service of Certain Plan Exhibits, Disclosure Statement Exhibits and Plan Supplement

           Because the Exhibits and the Plan Supplement to the Plan are voluminous, the Exhibits and the Plan Supplement are not being served with copies of the Plan and the Disclosure Statement. All of the Exhibits and Plan Supplement are or will be available to any party in interest on the Document Website.

K.     Service of Documents

           Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, Reorganized Debtors, Buyer, Creditors' Committee, DIP Lenders, Prepetition Lenders or United States Trustee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

       1.  Debtors and Reorganized Debtors:

           Burlington Industries, Inc.
           Attn:  John D. Englar, Esq.
           3330 West Friendly Avenue
           Greensboro, NC  27410
           Facsimile No.:  336-379-4504

           (Debtors and Reorganized Debtors)

           David G. Heiman, Esq.
           Michelle Morgan Harner, Esq.
           Jones Day
           901 Lakeside Avenue
           Cleveland, OH  44114
           Facsimile No.:  216-579-0212

           Daniel J. DeFranceschi, Esq.
           Rebecca L. Booth, Esq.
           Richard, Layton & Finger, P.A.
           P.O. Box 551
           One Rodney Square
           Wilmington, DE  19801
           Facsimile No.:  302-573-6497

           (Counsel to Debtors and Reorganized Debtors)

     2.   Creditors' Committee:

          Charles R. Gibbs, Esq.
          Keith M. Aurzada, Esq.
          David F. Staber, Esq.
          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          1700 Pacific Ave., Ste. 4100
          Dallas, TX  75201
          Facsimile No.:  214-969-4343

          Mark Minuti, Esq.
          Donald J. Detweiler, Esq.
          Saul Ewing LLP
          222 Delaware Ave., Ste. 1200
          P.O. Box 1266
          Wilmington, DE 19899
          Facsimile No.: 302-421-5872

          (Counsel to Creditors' Committee)

     3.   DIP Lenders:

          Robert H. Scheibe, Esq.
          Peter Montoni, Jr., Esq.
          Morgan, Lewis & Bockius LLP
          101 Park Ave.
          New York, NY 10178-0060
          Facsimile No.: 212-309-6273

          Teresa K.D. Currier, Esq.
          Klett, Rooney, Lieber & Schorling
          1000 West Street, Suite 1410
          P.O. Box 1397
          Wilmington, DE 19899-1397
          Facsimile No.: 314-552-4295

          (Counsel to DIP Lenders)

     4.   Prepetition Lenders:

          Peter V. Pantaleo, Esq.
          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY 10017
          Facsimile No.: 212-455-2502

          Adam G. Landis, Esq.
          Landis, Rath & Cobb LLP
          919 Market Street, Suite 600
          P.O. Box 2987
          Wilmington, DE 198901
          Facsimile No.: 302-467-4450

          (Counsel to JPMorgan Chase Bank as agent under the Prepetition Credit Facility)

     5.   Buyer:

          Pamela K. Wilson
          WLR Recovery Fund II L.P.
          C/o WL Ross & Co. LLC
          101 East 52nd Street
          New York, NY 10022
          Facsimile No.: 212-317-4891

          Lewis Kruger, Esq.
          Stroock & Stroock & Lavan LLP
          180 Maiden Lane
          New York, NY 10038
          Facsimile No.: 212-806-6006

          (Counsel to WLR Recovery Fund II L.P.)

          John Swift
          Mohawk Industries, Inc.
          160 South Industrial Boulevard
          Calhoun, GA 30701
          Facsimile No.: 706-625-3851

          Alexander W. Patterson, Esq.
          Alston & Bird LLP
          1201 West Peachtree Street
          Atlanta, GA 30309-3424
          Facsimile No.: 404-881-4777

          (Counsel to Mohawk Industries, Inc.)

     6.   United States Trustee

          Margaret Norway Harrison, Esq.
          Office of the United States Trustee
          2311 J. Caleb Boggs Building
          844 King Street, Room 2313
          Wilmington, DE 19801
          Facsimile No.: 302-573-6497

Dated:  August 1, 2003               Respectfully submitted,

                                     BURLINGTON INDUSTRIES, INC. (for itself and on behalf of its subsidiaries)


                                     By:     /s/ John D. Englar
                                            -----------------------
                                     Name:   John D. Englar
                                     Title:  Senior Vice President

COUNSEL:

Daniel J. DeFranceschi (DE Bar No. 2732)
Rebecca L. Booth (DE Bar No. 4031)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899
Phone:  (302) 651-7700

         -and-

David G. Heiman (OH 0038271)
Michelle Morgan Harner (OH 0064833)
Gus Kallergis (OH 0071557)
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION